                                                                    Exhibit 22

ADVANCED TECHNOLOGY LABORATORIES, INC.
(Delaware Corporation)

PARENTS & SUBSIDIARIES

                                                Jurisdiction of        Percentage of
Registrant                                      Incorporation          Voting Control
- ----------                                      --------------         --------------
Advanced Technology Laboratories, Inc.          Delaware               Public Company

Advanced Technology Laboratories, Inc.          Washington                   100

    Scientific Medical Systems, Inc.            Washington                   100

         Advanced Technology Laboratories       Australia                    100
              Australia Pty., Ltd.

         Advanced Technology Laboratories       Belgium                       99(1)
             -- Belgium N.V.

         Scientific Medical Systems Far         Japan                        100
              East,Inc. (Branch: Singapore)

         Advanced Technology Laboratories       Netherlands                  100
              Nederland B.V.

          Advanced Technology Laboratories      Canada                       100
              (Canada), Inc.

          Advanced Technology Laboratories      Italy                        100
              S.p.A.

ATL Medizinische Gerate Service und             Austria                      100
    Handelgesellschaft m.b.H.

Advanced Technology Laboratories                Sweden                       100
    AB

Advanced Technology Laboratories                Germany                       98(2)
    (Deutschland) GmbH

Advanced Technology Laboratories                England                       99(1)
   -- United Kingdom -- Limited

Advanced Technology Laboratories                France                        99.9997(3)
    S.A.R.L.

Atlantis Diagnostics International, Inc.        Washington                   100

Scientific Medical Systems                      Delaware                     100
    International,Inc.

WMRK Scientific East, Inc.                      Delaware                     100

WMRK Scientific West, Inc.                      Washington                   100

Indchem ATL Ltd                                 India                         40(4)

ATL Trading Company                             Guam                         100

(1)  1% held by WMRK Scientific East, Inc.
(2)  2% held by Scientific Medical Systems International, Inc.
(3) 432,869 parts held by ATL (Washington) and 1 part owned by Scientific Medical Systems, Inc.
(4)  60% held by Sanmar Electrotech Holdings Ltd. & five nominees.

12/31/93